UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2018

 CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

0-15536	23-2428543
(Commission file number)	(IRS employer ID)

105 Leader Heights Road, PO Box 2887, York, Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code - (717) 747-1519

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.           Other Events

On February 15, 2018, Codorus Valley Bancorp, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors approved a new treasury stock repurchase program. Under the newly approved stock repurchase program, the Company is authorized to repurchase up to 4.9% of the Company’s issued and outstanding shares at February 13, 2018. The Board of Directors’ February 13, 2018 authorization provides that: (1) the new treasury stock repurchase program shall be effective when publicly announced and shall continue thereafter until suspended or terminated by the Board of Directors, in its sole discretion; and (2) all shares of common stock repurchased pursuant to the new program shall be held as treasury shares and be available for use and reissuance for purposes as and when determined by the Board of Directors including, without limitation, pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan and its equity compensation program.

A copy of the Company’s press release announcing approval of the treasury stock repurchase program is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: February 15, 2018	By:	/s/ Larry J. Miller
Larry J. Miller,
Chairman, President and
Chief Executive Officer
(Principal Executive Officer)